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Exhibit 10.35

SEVENTH AMENDMENT TO
THE ALLIANCE DATA SYSTEMS 401(K) AND RETIREMENT SAVINGS PLAN
(amended and restated as of January 1, 2001)

        ADS Alliance Data Systems, Inc. hereby adopts this Amendment No. 7 to the Alliance Data Systems 401(k) and Retirement Savings Plan (the "Plan"), effective as of September 16, 2003, except as otherwise provided.

  1.
  Section 1.67 shall be amended by adding new subsection (F) at the end thereof to read as follows:

  (F)
  Notwithstanding the foregoing, former employees of Conservation Billing Services, Inc. ("CBSI"), who became employees of the Company as of September, 16, 2003, as the result of a stock purchase shall have their service to CBSI, as determined from its payroll records ("CBSI Service"), credited to them for purpose of determining their eligibility to participate in the Plan, provided, however, that no such former employee shall be, or ever become, eligible to receive a Retirement Contribution.

  2.
  Section 1.68 of the Plan shall be amended by adding new subsection (H) at the end thereof to read as follows:

  (H)
  Notwithstanding the foregoing, former employees of CBSI, who became employees of the Company as of September 16, 2003, as the result of a stock purchase shall have their CBSI Service credited to them for purpose of determining their Years of Vesting Service.

  3.
  Section 13.1(C) of the Plan shall be amended to read as follows:

  (C)
  Notwithstanding anything herein to the contrary, a representative of the Benefits Administration Committee may, at its direction, execute any amendment to the Plan that (1) reflects the terms of any agreements entered into by the Company relating to prior employee service required to be taken into account under the Plan pursuant to such agreements, or (2) which does not add materially to the cost of maintaining the Plan or affect Participants' rights under the Plan in a material way.

  4.
  Appendix A shall be amended by adding the following new language at the end thereof:

Employing Company	Years of Eligibility	Years of Vesting
CBSI	Date of hire by CBSI, but only if employed by the Company as of September 16, 2003.	Date of hire by CBSI, but only if employed by the Company as of September 16, 2003.

        IN WITNESS WHEREOF, this amendment has been executed on this 12th day of December, 2003, but effective as provided above.

ADS ALLIANCE DATA SYSTEMS, INC.
By:	/s/ DWAYNE H. TUCKER

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  Exhibit 10.35
SEVENTH AMENDMENT TO THE ALLIANCE DATA SYSTEMS 401(K) AND RETIREMENT SAVINGS PLAN (amended and restated as of January 1, 2001)